UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 5, 2004

GULLEDGE REALTY INVESTORS II, L.P.
(Exact Name of Registrant as Specified in Charter)

VIRGINIA	2-89185	54-1191237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Jefferson Avenue,
St. Louis Missouri		63103
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 955-4188

Item 2.01 Completion of Acquisition or Disposition of Assets

Gulledge Realty Investors II (the "Partnership") is a limited partnership organized on December 1, 1983 under the laws of the Commonwealth of Virginia for the purpose of acquiring limited partner interests in real estate limited partnerships ("Project Partnerships"). The Partnership commenced operations in March 1984. The Partnership owned 100% of the limited partner interests in Colony Place Associates, Ltd. ("Colony"), which represented 99.0% of the total ownership interests in Colony. The Partnership's ownership interest in Colony was pledged as collateral in connection with a promissory note issued by Colony (The "Secondary Note").

In 2003, the Partnership entered into an agreement, subject to the United States Department of Housing and Urban Development (HUD) approval, with a third-party purchaser to sell the limited partner interest in Colony. On September 29, 2004, HUD approved the sale of the limited partner interest and such interest was transferred to the purchaser. The purchaser acquired all of the assets as well as assumed all of the liabilities of Colony, including the primary mortgage and operating liabilities, except for the Secondary Note. As a result of this transfer, $235,000 of proceeds was received by The Partnership of which $225,000 was used to make a negotiated reduced payoff on the Secondary Note and $10,000 was used to pay expenses related to the sale. At September 29, 2004, the promissory note balance was $980,807. The difference between the note balance and the negotiated reduced payoff will be treated as ordinary income for tax purposes and thus be taxable to the partners as ordinary income.

As a result of the sale, the Partnership has no remaining project partnership investments and, therefore, will dissolve under section 12.01(B) of the partnership agreement. The Partnership's remaining assets total $100,753 in cash and the remaining liabilities total $100,753, which consist of accrued audit fees, accrued state taxes related to the sale of the project partnerships this year and accrued management fees payable to GULL-AGE Properties, Inc., the General Partner. These liabilities will be paid as soon as reasonably possible. As part of the dissolution of the Partnership, the General Partner will forgive accrued management fees in the amount of $959,577 and the partners will realize ordinary income to the extent of debt forgiveness. The Partnership anticipates dissolving in the near future.

Subsequent to the dissolution of the Partnership, the General Partner will file a Form 15 with the Securities and Exchange Commission to terminate the registration of the limited partner interests of the Partnership under the Securities Exchange Act of 1934 ("Exchange Act"). The filing of the Form 15 will immediately suspend the obligation of the Partnership to file Forms 10-K, 10-Q and 8-K under the Exchange Act. For certain other purposes under the Exchange Act, the termination shall take effect in 90 days from the date of filing the Form 15, or such shorter period as the Securities and Exchange Commission may determine.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GULL-AGE Properties, Inc.
Managing General Partner

Date:	October 5, 2004	By:	/s/ Douglas L. Kelly
Douglas L. Kelly
President, Secretary, Treasurer and Director